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                                                           EXHIBIT 10.8

                                audiohighway.com

                              AMENDED AND RESTATED

                             1996 STOCK OPTION PLAN

         1. PURPOSE. This Plan is intended to attract and retain highly qualified individuals for positions of substantial responsibility, provide additional incentives to Employees and Consultants of the Company and its Subsidiaries, and promote the success of the Company's business.

         2. DEFINED TERMS. The meanings of defined terms (generally, capitalized terms) in this Plan are provided in Section 22 ("Glossary").

         3. STOCK SUBJECT TO PLAN. Subject to Section 14, a maximum aggregate of 1,800,000 Shares may be issued under this Plan. The Shares may be authorized, but unissued, or reacquired. If an Option expires or becomes unexercisable for any reason, any unpurchased Optioned Shares shall be available for future issuance under this Plan. Upon exercise of an Option, Shares retained because other Shares are tendered in payment of the exercise price or to satisfy any withholding tax obligations due to the exercise do not reduce the number of Shares authorized for issuance.

         4.  ADMINISTRATION.

         (a) IN GENERAL. This Plan shall be administered by the Board or a committee appointed by the Board. Once appointed, a committee shall serve until otherwise directed by the Board. From time to time, the Board may increase the size of the committee and appoint additional members, remove members (with or without cause) and appoint new members in their stead, fill vacancies however caused, and terminate the committee and thereafter directly administer this Plan.

         (b) OFFICERS AND DIRECTORS. The Board may provide for administration of this Plan with respect to Employees who are also officers or directors of the Company by a Committee constituted so as to permit this Plan to comply as a discretionary plan with Rule 16b-3 promulgated under the Exchange Act or any successor thereto. A Committee appointed under this Section 4(b) may be separate from any Committee appointed to administer this Plan with respect to Employees who are neither officers nor directors.

         (c) POWERS OF THE ADMINISTRATOR. Subject to the provisions of this Plan and in the case of a Committee, the specific duties delegated by the Board, the Administrator shall have the authority, in its discretion:

                  (i)   to determine the Fair Market Value of the Common Stock;

                  (ii) to grant Options to such Consultants and Employees as it selects from time to time;

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                  (iii) to determine the terms and conditions of each Option granted, including without limitation whether an Option is granted as an ISO or a NSO;

                  (iv)  to approve forms of agreement for use under this Plan;

                  (v) to determine whether and under what circumstances to offer to buy out an Option for cash or Shares under Section 13;

                  (vi) to modify grants of Options to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies, or customs.

                  (vii) to reduce the exercise price of any Option to the then-current Fair Market Value if the Fair Market Value of the Optioned Stock has declined since the date the Option was granted;

                  (viii) to construe and interpret the terms of this Plan and Options granted pursuant to this Plan.

         (d) ADMINISTRATOR'S DECISIONS BINDING. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of Options.

         5.  ELIGIBILITY.

         (a) NSOs/ISOs. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted additional Options.

         (b) LIMIT ON NUMBER OF SHARES.

                  (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares, adjusted as described in Section 14.

                  (ii) If an Option is canceled in the fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the canceled Option will be counted against the limit set forth in subsection (i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

         6. TERM OF OPTION. The term of each Option shall be determined by the Administrator at the time of grant but shall not exceed ten years. In the case of an ISO granted to an Optionee who, at the time of grant, owns stock representing more than ten percent of the voting power of


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all classes of stock of the Company or any Parent or Subsidiary, the Option term shall not exceed five years.

         7. DATE OF GRANT. Unless otherwise determined by the Administrator, the date of grant of an Option shall be the date on which the Administrator completes the actions necessary to grant the Option. Notice of the grant shall be given to the Optionee within a reasonable time after the date of the grant.

         8. EXERCISE PRICE AND FORM OF CONSIDERATION.

         (a) The per-Share exercise price of an Option shall be determined by the Administrator at the time of grant, but:

                  (i)  In the case of an ISO:

                  (A) granted to an Employee who, at the time of the grant, owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per-Share exercise price shall be at least 110% of the Fair Market Value on the date of grant; or

                  (B) granted to any other Employee, the per-Share exercise price shall be at least the Fair Market Value on the date of grant.

                  (ii) In the case of a NSO granted to any person, the per-Share exercise price shall be no less than 85% of the Fair Market Value on the date of grant.

         (b) FORM OF PAYMENT. Payment for Shares upon exercise of an Option shall be made in any lawful consideration approved by the Administrator and may, without limitation, consist of (1) cash, (2) check, (3) promissory note,
(4) other Shares that have a total Fair Market Value on the date of payment equal to the aggregate exercise price of the Shares as to which Option is exercised, (5) delivery by a broker or brokerage firm approved by the Administrator of a properly executed exercise notice together with payment of the exercise price and such other documentation as the Administrator shall require, or (6) any combination of the foregoing.

         9.  EXERCISE.

         (a) VESTING. Each Option shall be exercisable at such times and under such conditions as determined by the Administrator at the time of grant, and as are otherwise permissible under the terms of this Plan, including without limitation performance criteria with respect to the Company and/or the Optionee.

         (b) MANNER OF EXERCISE; RIGHTS AS A SHAREHOLDER. Unless otherwise allowed by the Administrator, an Option shall be exercised by delivery of written notice of exercise (in a form


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approved by the Administrator) to the Company in accordance with the terms of the Option by the person entitled to exercise the Option accompanied by (i) full payment for the number of whole Shares with respect to which the Option is exercised, and (ii) payment (or provision for payment) of withholding taxes pursuant to Subsection (f), below ("Notice"). The Optionee shall be treated as a shareholder of the Company with respect to the purchased Shares upon receipt of the Notice . An Option may not be exercised for a fraction of a Share.

         (c) OPTIONEE REPRESENTATIONS. If Shares purchasable pursuant to the exercise of an Option have not been registered under the Securities Act of 1933, as amended, at the time the Option is exercised, the Optionee shall, if required by the Administrator, as a condition to exercise of all or any portion of the Option, deliver to the Company an investment representation statement in a form approved by the Administrator.

         (d) TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. If an Optionee's Continuous Service terminates the Optionee (or the Optionee's estate or heirs, if termination of Continuous Service is due to death or the Optionee dies during the post-termination exercise period of the Option) may exercise the Option, (i) only within such period of time as is determined by the Administrator (but no later than the expiration date determined by the Administrator at the time of grant) and the Option shall terminate at the end of that period, and (ii) unless otherwise determined by the Administrator, only to the extent that the Optionee was entitled to exercise it at the date of termination. Unless otherwise determined by the Administrator, the limits applicable under clause (i) shall be: (A) 12 months if termination is due to total and permanent disability, (B) six months if termination is due to death or disability that is not total and permanent, and (C) three months if termination is for other reasons.

         (e) TAX WITHHOLDING. The Company's obligation to deliver Shares upon exercise of an Option is subject to payment (or provision for payment satisfactory to the Administrator) by the Optionee of all federal, state, and local income and employment taxes that the Administrator determines in its discretion to be due as a result of the exercise of the Option or sale of the Shares. The Administrator may allow the Optionee to elect at the time of exercise of an Option to have withheld, from the Shares otherwise to be delivered upon the exercise, Shares with an aggregate Fair Market Value equal to a percentage (not more than 100%) designated by the Optionee of the withholding taxes due upon exercise.

         10.  NON-EMPLOYEE DIRECTOR OPTION GRANTS.

         (a) INITIAL GRANTS. On the date of his or her first attendance at a duly called meeting of the Board, each non-Employee Director elected or appointed to the Board for the first time after October 21, 1999 office shall, automatically be granted a NSO to purchase 75,000 Shares. Each non-Employee Director in office on October 21, 1999 is granted on that date a NSO to purchase 75,000 Shares.

         (b) ANNUAL GRANTS. On the date of his or her first attendance at a duly called meeting of the Board during a calendar year, each non-Employee Director shall automatically be granted a NSO to purchase 10,000 Shares; PROVIDED, HOWEVER, a non-Employee Director shall not receive a


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grant under this Section 10(b) in the same calendar year in which he or she receives a grant under Section 10(a).

         (c) TERMS AND CONDITIONS. The terms and conditions of each Option granted pursuant to this Section 10 shall be as follows:

               (i) The term of the Option shall be ten years from the date of grant;

               (ii) The exercise price per Share shall be 100% of Fair Market Value on the date of grant;

               (iii) The Option shall be fully exercisable as of the date of grant;

               (iv) Except as provided below, the Option shall terminate on the date on which the Optionee's service as a Director terminates, PROVIDED, HOWEVER, that if such service terminates as a result of disability or death, the Optionee (or his or her estate or beneficiary) may exercise the NSO within 12 months following the date of termination (but in no event after expiration of the option term); and

               (v) The other terms and conditions of the Option shall be consistent with the provisions of this Plan.

         11. RULE 16b-3. Except to the extent determined by the Administrator, Options granted to persons subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 and shall contain such terms as may be required or desirable to qualify Plan transactions for the maximum exemption from Section 16 of the Exchange Act.

         12. NON-TRANSFERABILITY OF OPTIONS. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised or purchased during the lifetime of the Optionee, only by the Optionee.

         13. BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on terms and conditions that the Administrator establishes and communicates to the Optionee at the time the offer is made.

         14. CHANGES IN CAPITALIZATION OR CONTROL.

         (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Optioned Stock and the number of Shares that have been authorized for issuance under this Plan but as to which no Options have then been granted or that have been returned to this Plan upon cancellation or expiration of an Option, as well as the price per share of Optioned Stock, shall be proportionately adjusted for any change in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or


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reclassification of the Common Stock, or any other change in the number of issued Shares effected without receipt of consideration by the Company (not counting Shares issued upon conversion of convertible securities of the Company as "effected without receipt of consideration"). Such adjustment shall be made by the Board and shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no consequent adjustment shall be made with respect to, the number or price of Shares subject to this Plan.

         (b) DISSOLUTION OR LIQUIDATION. If the Board approves a proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee at least 15 days before the proposed action. To the extent not previously exercised, each Option shall then terminate immediately before consummation of the proposed action.

         (c) MERGER OR ASSET SALE. If the Company merges with or into another corporation, or sells all or substantially all of its assets, and if the successor corporation or its Parent has not, by the 15th day before the effective time of the merger or sale (the Effective Time"), agreed to assume each outstanding Option, or to substitute an equivalent option, at the Effective Time, then: (i) each outstanding Option shall be fully exercisable as to all of its Optioned Shares until the Effective Time, (ii) the Administrator shall promptly so notify the Optionees, and (iii) each Option shall terminate at the Effective Time.

         (d) CHANGE IN CONTROL. Unless the Administrator, in its discretion, determines otherwise no less than 14 days before a Change in Control occurs, all Options shall become fully exercisable beginning ten days before the Change in Control. Notwithstanding the previous sentence, the Administrator may provide at the time of grant of an Option that the Option shall become fully exercisable upon, or a stated period before, a Change in Control even if the Administrator makes an inconsistent determination pursuant to this
Section 14(d).

         (e) CERTAIN DISTRIBUTIONS. If the Company makes a distribution to its shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration, the Administrator may, in its discretion, appropriately adjust the exercise price of each outstanding Option to reflect the distribution.

         15. AMENDMENTS. The Board may at any time amend, alter, suspend, or discontinue this Plan, but no such action shall impair the rights of any Optionee under any then-outstanding Option without his or her prior written consent.

         16. SECURITIES REGULATION REQUIREMENTS.

         (a) COMPLIANCE WITH RULE; BUY-OUT OFFER. In general, Shares shall not be issued pursuant to the exercise of an Option unless the exercise of the Option and issuance of the Shares comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, the


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requirements of any stock exchange upon which the Shares may then be listed, and the requirements of any regulatory body having jurisdiction. If when the Company receives notice of exercise of an Option, the Administrator believes in its discretion that the period before Shares may be issued will exceed 21 days, the Administrator shall (unless it determines that such an offer is itself prevented by the rules described in the preceding sentence) make an offer pursuant to Section 13 to buy out the portion of the Option corresponding to the number of Shares whose issuance is thus prevented. The buy-out offer shall be valid for no less than 21 days.

         (b) OPTIONEE INVESTMENT REPRESENTATION. As a condition to the exercise of an Option, the Company may require the person exercising the Option to represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required by law.

         17. WRITTEN OPTION AGREEMENTS. Options shall be evidenced by written agreements in a form the Administrator approves from time to time. The written agreement shall designate the Option as either an Incentive Stock Option or a Nonstatutory Stock Option. Delay in executing a written agreement shall not affect the date of grant of an Option; however, an Option may not be exercised until a written agreement has been executed by the Company and the Optionee.

         18. SHAREHOLDER APPROVAL. This Plan is subject to approval by the shareholders of the Company within 12 months after the Board adopts this Plan. Shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed.

         19. INFORMATION TO OPTIONEES. The Company shall provide to each Optionee copies of financial statements at least annually, at the same time and in the same form as it furnishes such information to its shareholders. The Company shall not be required to provide such statements to key employees whose duties assure their access to equivalent information.

         20. TERM OF PLAN. This Plan shall become effective upon the earlier to occur of adoption by the Board of Directors or approval by the shareholders of the Company as described in Section 18. It shall continue in effect for a term of ten years unless sooner terminated under Section 15.

         21. NO RIGHT TO EMPLOYMENT. This Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Optionee's right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

         22. DEFINITIONS., The following definitions apply for purposes of this Plan:

         (a) "ADMINISTRATOR" means the Board or a Committee appointed under
Section 4.

         (b) "BOARD" means the Board of Directors of the Company.


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         (c) "CHANGE IN CONTROL" means a change in ownership or control of the Company by either:

         (i) the direct or indirect acquisition by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders that the Board does not recommend that the shareholders accept, or

         (ii) a change in composition of the Board over a period of 36 consecutive months such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be composed of individuals who either (A) have been Board members continuously since the beginning of that period or (B) have been elected or nominated for election as Board members during that period by at least a majority of the Board members described in clause (A) who were in office when the Board approved the election or nomination.

         (d) "CODE" means the Internal Revenue Code of 1986, as amended.

         (e) "COMMON STOCK" means the Common Stock of the Company.

         (f) "COMPANY" means audiohighway.com, a California corporation.

         (g) "CONSULTANT" means any person, other than an Employee, who is engaged by the Company or any Parent or Subsidiary to perform consulting or advisory services.

         (h) "CONTINUOUS SERVICE" means that an Optionee's employment or consulting relationship with the Company or a Parent or Subsidiary has not been interrupted or terminated. Continuous Service is not interrupted by any
(i) leave of absence approved by the Company, (ii) transfer between locations of the Company or between the Company, a Parent, a Subsidiary, or any successor, or (iii) change in status from Employee to Consultant or Consultant to Employee.

         (i) "DIRECTOR" means any member of the Board in his or her capacity as such.

         (j) "EMPLOYEE" means any person employed by the Company or any Parent or Subsidiary of the Company.

         (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (l) "FAIR MARKET VALUE" means, as of any date, the fair market value of Common Stock determined as follows:

                  (i) If the Common Stock is quoted on an established stock exchange or national market system, including without limitation the National Association of


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         Securities Dealers, Inc. Automated Quotation ("NASDAQ") National
         Market System, Fair Market Value shall be the closing sales price (or the closing bid, if no sales are reported) as quoted on that exchange or system for the day of the determination, as reported in THE WALL STREET JOURNAL or an equivalent source, or if the determination date is not a trading day, then on the most recent preceding trading day;

                  (ii) If the Common Stock is quoted on NASDAQ (but not on the National Market System) or regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of the determination, or on the most recent preceding trading day if the determination date is not a trading day; or

                  (iii) In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Administrator.

         (m) "INCENTIVE STOCK OPTION" or "ISO" means an Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

         (n) "NONSTATUTORY STOCK OPTION" or "NSO" means an Option not intended to qualify as an ISO.

         (o) "OPTION" means a stock option granted pursuant to this Plan.

         (p) "OPTIONED SHARES" means the Shares subject to an Option.

         (q) "OPTIONEE" means an Employee, Consultant, or Director who receives an Option.

         (r) "PARENT" means a "parent corporation," present or future, as defined in Section 424(e) of the Code, or any successor provision.

         (s) "PLAN" means this audiohighway.com 1996 Stock Option Plan.

         (t) "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange
Act, as the same may be amended from time to time, or any successor provision.

         (u) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 14.

         (v) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.


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